Exhibit 10.9


                              LP Innovations, Inc.
                        Restricted Stock Grant Agreement


           This Restricted Stock Grant Agreement (this "Agreement"), dated October 23, 2003, between LP Innovations, Inc. (the "Company") and Craig Matsumoto (the "Participant").

           WHEREAS, the Company has adopted and maintains the LP Innovations, Inc. 2003 Stock Incentive Plan (the "Plan") to encourage and enable the officers, employees and directors of the Company and its Affiliates, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company;

           WHEREAS, the Plan provides that a committee (the "Committee") of the Company's Board of Directors (which may be the entire Board of Directors) shall administer the Plan; and

           WHEREAS, the Committee has determined that the purposes of the Plan would be advanced by granting an award to the Participant as set forth below;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

           1. Grant of Restricted Stock. Pursuant to, and subject to, the restrictions, terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant (the "Grant"), effective as of October 23, 2003 (the "Grant Date"), 224,000 shares of the common stock of the Company, par value $0.01 per share (the "Restricted Stock").

           2. The Grant shall be subject to and contingent on the Participant's continuing to be employed by or otherwise in the service of the Company as of the Grant Date.

           3. Consent of Spouse. If the Participant is married, the Participant agrees to deliver to the Company the Consent of Spouse, attached hereto as Exhibit A, prior to the Grant Date.

           4. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.

           5. Vesting. The Grant of the Restricted Stock specified in Section 1 hereof shall vest with respect to (i) a number of whole shares as close as possible to 33 1/3% of the Grant, on the Grant Date; (ii) a number of whole shares as close as possible to 33 1/3% of the Grant, on the first anniversary of the Grant Date; and (iii) the remaining shares subject to the Grant, on the second anniversary of the Grant Date. Notwithstanding the foregoing, in the event of a Change of Control, all unvested shares of Restricted Stock that had not theretofore been forfeited will become fully vested

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           6. Restrictions on Transferability.

           (a) Forfeiture of Unvested Shares. Until a share of Restricted Stock vests, the Participant shall not transfer the Participant's rights to such share of Restricted Stock or any rights related thereto. Any attempt to transfer such unvested shares or any rights related thereto, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, shall not vest the transferee with any interest or right in or with respect to such shares of Restricted Stock or such related rights, but immediately upon any such attempt, the portion of the Grant represented by such shares of Restricted Stock and any related rights shall be forfeited by the Participant, and the transfer shall be of no force or effect.

           (b) Right of First Refusal of Vested Shares. Prior to sale or other transfer of any shares of Restricted Stock that have vested, the Participant shall provide the Company with written notice of the proposed sale or transfer. The Company shall have the right (but not the obligation) to purchase some or all of such shares from the Participant within thirty (30) Business Days (defined in subsection (d) of this Section 6) after the receipt of such notice, in exchange for the Fair Market Value of such shares on the date of such purchase by the Company. Payment shall be made in cash or cash equivalents or by canceling indebtedness to the Company, if any, incurred by the Participant. The Participant may only sell or transfer such shares (i) after the end of such thirty (30) Business Day period or (ii) during such thirty (30) Business Day period if the Company has given written notice that it does not intend to exercise its right to purchase such shares.

           (c) Permitted Transfers. Notwithstanding anything to the contrary in subsection (a) or (b) of this Section 6, the Participant may transfer vested shares, free of any right of first refusal referred to in subsection (b) above, to (i) his/her spouse, siblings, parents or children, (ii) any entity owned and controlled by the Participant or the Participant's spouse, siblings, parents and/or children, or (iii) a trust exclusively for the benefit of the Participant or the Participant's spouse, siblings, parents and/or children (any transferee described in this subsection (c) of Section 6 referred to as a "Permitted Transferee"), provided that at the time of such transfer, such Permitted Transferee(s) agree(s) in writing satisfactory to the Company to be bound by the terms of this Agreement.

           (d) For the purposes of this Section 6, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York are required to be closed for regular banking business.

           7. Forfeiture; Right of Repurchase.

           (a) Forfeiture of Unvested Shares. In the event of a Termination (defined in subsection (c) of this Section 7), all shares of Restricted Stock that have not vested as of the date of such Termination, together with any other property in respect of such shares held by the custodian pursuant to Section 11 hereof, shall be forfeited immediately as of the date of such Termination.

           (b) Right of Repurchase of Vested Shares. Upon the occurrence of (i) a Termination or (ii) the Deadline Date (defined in subsection (c) of this Section 7), provided that such Deadline Date occurs before an Initial Offering, the Company shall have the right (but not the obligation) to repurchase (the "Right of Repurchase") all or some of the shares of Restricted Stock that are vested as of the date of such Termination or Deadline Date, together with any other property (except cash dividends) received by the Participant in respect of such shares, in exchange for an amount equal to the Fair Market Value on the date of the repurchase of each share of Restricted Stock or other property being repurchased. The Right of Repurchase shall be exercisable


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by written notice to the Participant within sixty (60) Business Days following such Termination or Deadline Date setting forth (x) the number of shares and/or other property to be repurchased and (y) the date on which the repurchase is to be effected, which date shall not be more than thirty (30) Business Days after the date of the notice. The certificate(s) representing the shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to the Participant the purchase price for the shares being repurchased. Payment shall be made in cash or cash equivalents or by canceling indebtedness to the Company, if any, incurred by the Participant.

           (c) For the purposes of this Section 7, the following definitions shall apply:

                  (i) "Deadline Date" shall mean that date which is two (2) years from the Grant Date.

                  (ii) "Initial Offering" shall mean an initial offering by the Company of its common stock pursuant to a registration statement which has been declared effective by the Securities and Exchange Commission.

                  (iii) "Termination" shall be defined as the earliest to occur of the following: (X) the date of the Participant's termination of employment, whether by the Company or the Participant; (Y) the death of the Participant; or
(Z) the total physical or mental disability of the Participant, which disability renders the Participant incapable of performing substantially all of the essential functions of his/her job for ninety (90) consecutive days, even with reasonable accommodation, as reasonably determined by the Board of Directors of the Company (after examination of Participant by an independent physician reasonably acceptable to the Participant, which physician shall provide his/her opinion as to whether the Participant is totally disabled), and which determination shall be final and binding.

           8. Bring-Along Rights. If the Company or any of its stockholders receives from a person or entity which is not an parent or subsidiary of, or under common control with, the Company, an offer to purchase (a "Bring-Along Sale") at least 50% of the issued and outstanding shares of the Company's common stock, the Company or stockholders owning a minimum of a majority of the issued and outstanding common stock of the Company shall have the right (the "Bring-Along Right") to deliver a written notice (a "Bring-Along Notice") to the Participant specifying the percentage (the "Bring-Along Percentage") of the issued and outstanding shares of common stock proposed to be subject to such transaction, the name and address of the proposed parties to such transaction, the consideration payable in connection therewith and the number of shares of Restricted Stock which corresponds to the Bring-Along Percentage (the "Sale Shares"). The Participant agrees that if a Bring-Along Notice is sent to him/her, the Participant shall at the same time as the other stockholders sell their shares, sell a percentage of the number of shares of Restricted Stock then held by the Participant (whether or not vested) upon terms and conditions which, in the aggregate, are no less favorable to the Participant than the terms and conditions applicable to the sale of shares of common stock by the other stockholders in the Bring-Along Sale. The consideration shall be in the same form and the same proportion as that applicable to the sale of shares of common stock by the other stockholders in the Bring-Along Sale. The Participant will use his/her best efforts to cooperate in any such transaction and will take all necessary and desirable actions in connection with the Bring-Along Sale as are requested by the Company or the stockholders who delivered the Bring-Along Notice, including, without limitation, entering into agreements required by the purchaser in the Bring-Along Sale so long as such agreements are

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similar to those entered into by the other stockholders. The Company and its stockholders shall have no liability to the Participant if the transaction referred to in the Bring-Along Notice fails to occur for any reason. Vested shares of Restricted Stock shall be the first shares of Restricted Stock sold in any Bring-Along Sale. Any shares of Restricted Stock to which the Company's rights under this Section 8 are not exercised will remain subject to all other terms and conditions of this Agreement, including the continuation of the Company's and majority stockholders' right to exercise the Bring-Along Right.

           9. Issuance of Certificates.

           (a) Reasonably promptly after the Grant Date for any shares of Restricted Stock that have not theretofore been forfeited, provided that the Company has received a stock power endorsed by the Participant in blank with respect to such shares of Restricted Stock, the Company shall issue stock certificates, registered in the name of the Participant, evidencing such shares of Restricted Stock. Each such certificate shall bear the following legend:

      "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION ENCUMBRANCE OR OTHER DISPOSAL OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE LP INNOVATIONS, INC. 2003 STOCK INCENTIVE PLAN AND A RESTRICTED STOCK GRANT AGREEMENT BETWEEN LP INNOVATIONS, INC. AND THE HOLDER OF RECORD OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH PLAN AND AGREEMENT SHALL BE VALID OR EFFECTIVE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THE CERTIFICATE TO THE SECRETARY OF LP INNOVATIONS, INC."

Such legend shall not be removed from such certificates.

           (b) Each certificate issued pursuant to Section 9(a) hereof, together with the stock powers relating to such shares of Restricted Stock, shall be deposited by the Company with a custodian designated by the Company. The Company may designate itself as custodian hereunder. The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

           (c) Reasonably promptly after any such shares of Restricted Stock vest pursuant to Section 5 hereof, the Company shall cause to be distributed certificates evidencing such shares of Restricted Stock and shall cause such certificates to be delivered to the Participant (or such Participant's legal representative, beneficiary or heir), together with any other property in respect of such shares held by the custodian pursuant to Section 11 hereof. The Company may require as a condition of such delivery that the Participant remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to the expiration of restrictions on the shares represented by such certificate. The Company, in its sole discretion and upon the request of the Participant, may withhold from delivery shares having a Fair Market Value on the vesting date equal to the amount of tax to be withheld.

            (d) The Participant shall be deemed for all purposes to be, and to have rights as a shareholder of the Company by virtue of the Grant only to the extent a stock certificate is issued

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therefore pursuant to Section 9(a) hereof, and then only from the date such certificate is issued which shall be no later than thirty (30) Business Days from the Grant Date.

           10. Securities Matters. Notwithstanding anything herein to the contrary, the Company shall be under no obligation (i) to effect the registration pursuant to the Securities Act of 1933 of any shares of Restricted Stock to be issued hereunder or to effect similar compliance under any state laws; or (ii) to cause to be issued or delivered any certificates evidencing shares of Restricted Stock awarded by this Agreement unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of the Company's Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Restricted Stock pursuant to the terms hereof, that the recipient of such shares make appropriate covenants, agreements and representations, and that such certificates bear appropriate legends.

           11. Dividends, etc. Unless the Committee otherwise determines, any securities and other property, including cash dividends, received by a Participant with respect to a share of Restricted Stock as a result of any dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise and for which the Grant Date occurs prior to such event but which has not vested as of the date of such event will not vest until such share of Restricted Stock vests, and shall be promptly deposited with the custodian designated by the Company to be held in custody in accordance with
Section 9(b) hereof as though such securities and other property were part of such share.

           12. Notices. Any notice that either party hereto or the Committee may be required or permitted to give to the other with respect to the Plan or this Agreement shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows:

     (a) if to the Company:

           LP Innovations, Inc.
           66 B Street
           Needham, MA 02494
           Attn:  Chairman of the Board

     (b) if to the Committee:

           Compensation Committee of the Board of Directors
           LP Innovations, Inc.
           66 B Street
           Needham, MA 02494
           Attn: Compensation Committee Chairperson



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     (c) if to the Participant:

           Mr. Craig Matsumoto
           13 Patrick Road
           Hopedale MA 01747

or to such other address as the person to whom the notice is directed shall have designated in writing to others.

           13. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party hereto upon any breach or default of either party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party of any breach or default under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

           14. Integration. This Agreement, together with the Plan, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

           15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

           16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to the provisions governing conflict of laws.

           17. Successors and Assigns. Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Participant and the Participant's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

           18. No Retention Rights. Nothing in this Agreement shall confer upon the Participant any right to continue as an employee or in other service of the Company, whether as an employee, consultant or otherwise, or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate) or of the Participant, which rights are hereby expressly reserved by each, to terminate such employment or service at any time and for any reason.

           19. Obligation to Notify. If the Participant makes the election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended (that is, an election to include in gross income in the year of transfer the amounts specified in section 83(b)), the Participant shall

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notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service and shall within the same 10-day period remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to such inclusion in Participant's income. The Participant should consult with his/her or her tax advisor to determine the tax consequences of acquiring the Restricted Stock and the advantages and disadvantages of filing the section 83(b) election. The Participant acknowledges that it is his/her or her sole responsibility, and not the Company's, to file a timely election under section 83(b), even if the Participant requests the Company or its representatives to make this filing on his/her or her behalf.

           20. Waiver of Jury Trial. Each of the Participant and the Company, to the fullest extent permitted by applicable law, hereby irrevocably waives all right to trial by jury as to any issue relating hereto in any action, proceeding or counterclaim arising out of or relating to this Agreement.

           21. Participant Acknowledgment. The Participant hereby acknowledges that Participant (A) has received a copy of the Plan; (B) has read this Agreement; (C) understands that the Company has been represented by counsel in the preparation and execution of this Agreement; (D) has had the opportunity to be represented by legal counsel of its own choice in the preparation, negotiation and execution of this Agreement; (E) understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement; and (F) agrees that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Grant shall be final and conclusive. Participant further acknowledges that no other person has acted as an agent or broker for Participant in connection with the acquisition of the Restricted Stock hereunder and that no one will be acting as an agent for Participant in connection with monitoring its investment in the Company.



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           IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his/her own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first above written.


PARTICIPANT:                             LP INNOVATIONS, INC.:



/s/ Craig Matsumoto                      By: /s/ Steven P. May
---------------------------------           ------------------------------
Name:  Craig Matsumoto                   Name:  Steven P. May
                                         Title: President




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                                    EXHIBIT A


                                CONSENT OF SPOUSE


      I, Barbara Matsumoto, spouse of Craig Matsumoto, have read and approved the foregoing Restricted Stock Grant Agreement. In consideration of the right of my spouse to acquire restricted shares of common stock of LP Innovations, Inc., as set forth in such Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights of such Agreement insofar as I may have any rights under such community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.



Dated:                                   By:
        ----------------------              ----------------------------------


                                                     Barbara Matsumoto
                                             ---------------------------------
                                                      Printed Name